EXHIBIT 23

Independent Auditors Consent



We consent to the incorporation by reference in the Registration Statement on on Form S-8 of Marx Toys and Entertainment Corp. of our report dated
May 9, 2003, with respect to the financial statements of Marx Toys and Entertainment Corp., included in the Annual Report on Form 10-KSB of Marx Toys and Entertainment Corp. for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Ehrenkrantz, Sterling & Co.
Livingston, New Jersey
August 29, 2003